Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Equity Bancshares, Inc. of our report dated August 14, 2017 on the consolidated financial statements of Eastman National Bancshares, Inc. for the years ended December 31, 2016 and 2015 and to the reference to us under the heading “Experts” in the proxy statement/prospectus, which is part of this Registration Statement.

/s/ Erwin & Company
Erwin & Company
Little Rock, Arkansas
February 8, 2018